Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference and in the Registration Statements on Form S-8 (Nos. 333-233070, 333-167533, 333-66758, 333-202455, 333-180324, 333-167533, 333-159211, 333-149281, 333-141660, 333-133332, 333-112728, 333-109809, 333-102509 and 333-66758) of PDF Solutions, Inc. of our reports dated March 10, 2020 relating to the consolidated financial statements and internal control over financial reporting which appear in this Annual Report on Form 10-K.

/s/ BPM LLP

San Jose, California

March 10, 2020